EXHIBIT 99.1

FOR IMMEDIATE RELEASE
CheckFree Announces Agreement to Acquire Carreker
Combination Will Significantly Expand Software Business,
Extend Leadership in Payment Solutions to Financial Industry
ATLANTA and DALLAS (January 2, 2007) — CheckFree Corporation (Nasdaq: CKFR) today announced it has entered into a definitive agreement to purchase Carreker Corporation (Nasdaq: CANI), significantly expanding its software business and consulting expertise, and broadening its leadership in offering payment solutions to the financial industry. Under the terms of the agreement, CheckFree will acquire all of the outstanding shares of Carreker common stock at a price of $8.05 per share, for a total purchase price of approximately $206 million on a fully diluted basis.
Through this acquisition, CheckFree will expand its presence in payments processing to play a leading role in providing processing and risk management capabilities for ACH, check and cash. It will also become a leading provider of solutions and expert consultancy for the convergence of check and electronic payments.
Carreker, headquartered in Dallas, Texas, is a leading provider of payments technology and consulting services for the financial services industry. The company has more than 250 clients in the United States, United Kingdom, Ireland, Continental Europe, South America, and Australia. It reported revenues of $116.6 million in fiscal 2005, which ended January 31, 2006.
CheckFree and Carreker will help drive innovation in the industry using a number of solutions synergies. Carreker complements CheckFree’s solutions in delivering fraud management, risk mitigation and operational excellence with a substantial potential return on investment in new technology. In addition to each company’s recognized expertise in large-scale system projects and payments application development, the combined company will also be able to leverage Carreker’s world-class payments consulting services and revenue enhancement advisory services.
“This combination will enable financial institutions and corporations to address a range of challenges, from payments convergence and more complex client requirements, to the need for operational efficiency gains and regulatory compliance,” said Pete Kight, CheckFree Chairman and Chief Executive Officer. “In addition, the newly expanded Software unit will have the necessary economies of scale to innovate and support the dramatic transformations underway in financial services.”
“This proposed acquisition is the positive outcome of the strategic alternatives review process that has been underway at Carreker for the past year,” said John D. (Denny) Carreker, Carreker Chairman and Chief Executive Officer. “Combining our businesses will maximize value for Carreker shareholders while creating a leader in payments processing and risk management capabilities in ACH, check and cash.”

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The proposed acquisition combines CheckFree’s leadership in payments processing with Carreker’s expertise in check conversion – the ability to capture and process a digital image of a paper check. As a result, the combined organization will be able to convert paper checks into electronic items at the earliest possible points in the payments process – whether at the bank branch, corporate back office or lockbox. Having one provider for these and other capabilities will provide strong value to financial institutions and corporate customers.
The transaction also reaffirms CheckFree’s commitment to global growth as it significantly deepens CheckFree’s relationships with the world’s largest financial institutions and further expands CheckFree’s global presence into new geographic regions. Together, the combined organization will also serve substantially all of the top 100 U.S. banks, creating additional opportunity for CheckFree’s existing solutions.
The proposed acquisition is subject to regulatory review, Carreker shareholder approval, and other customary closing conditions, and is expected to close by March 31, 2007. CheckFree will finance the transaction with a combination of existing cash balances and revolving debt, although there are no financing contingencies in the merger agreement. The transaction is expected to be modestly dilutive to CheckFree’s underlying earnings per share in the current fiscal year (ending June 30, 2007) and in fiscal 2008, and dilutive to GAAP earnings per share in each of 2007 and 2008. The company plans to share specific financial details when the transaction closes.
About Carreker (www.carreker.com)
Carreker Corporation improves earnings for financial institutions around the world. The Company’s integrated consulting and software solutions are designed to increase clients’ revenues and reduce their expenses, while improving security and increasing the value of their customer relationships. Carreker provides products and services to more than 250 clients in the United States, Canada, the United Kingdom, Ireland, continental Europe, Australia, New Zealand, South Africa, South America, Mexico, and the Caribbean. Clients include the full range of community, regional and large banks, among them more than 75 of the largest 100 banks in the United States. Headquartered in Dallas, Texas since 1978, Carreker Corporation has offices in London and Sydney.
About CheckFree (www.checkfreecorp.com)
Founded in 1981, CheckFree Corporation (Nasdaq: CKFR) provides financial electronic commerce services and products to organizations around the world. CheckFree Electronic Commerce solutions enable thousands of financial services providers and billers to offer the convenience of receiving and paying their household bills online, via phone in person through retail outlets. CheckFree Investment Services provides a broad range of investment management solutions and outsourced services to thousands of financial services organizations, which manage about $1.5 trillion in assets. CheckFree Software develops, markets and supports payment processing solutions that are used by financial institutions to process more than two-thirds of the 14 billion Automated Clearing House transactions in the United States, and supports reconciliation, exception management, risk management, transaction process management, corporate actions processing and compliance within thousands of organizations worldwide.

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Use of Non-GAAP Financial Information
CheckFree supplements its reporting of total revenues, income (loss) from operations, net income (loss) and earnings (loss) per share information determined in accordance with GAAP by using “underlying revenue,” “underlying income (loss) from operations,” “underlying net income (loss)” and “underlying earnings (loss) per share.” Management believes that certain non-cash adjustments to revenues or expenses enhance its evaluation of CheckFree’s performance, and are not pertinent to day-to-day operational decision making in the business. Therefore, CheckFree excludes these items from GAAP revenue, income (loss) from operations, net income (loss) and earnings (loss) per share in calculating underlying revenue, underlying income (loss) from operations, underlying net income (loss) and underlying earnings (loss) per share.
Examples of such non-cash charges may include, but not be limited to, intangible asset amortization expense and in-process research and development costs associated with acquisitions, charges associated with the impairment of intangible assets, the impact of discontinued operations, charges resulting from warrants issued to third parties, and charges associated with reorganization activities, all offset by the cumulative tax impact of these charges. CheckFree excludes these items in order to more clearly focus on the factors it believes are pertinent to the daily management of its operations, and its management uses underlying results to evaluate the impact of operational business decisions. CheckFree regularly reports underlying results to its Chairman and Chief Executive Officer and Chief Operating Officer, CheckFree’s chief operating decision makers, who use this information in allocating resources to the various business units. Additionally, as CheckFree rewards its management for their decisions that increase revenues and decrease controllable costs, CheckFree uses underlying revenues and underlying income (loss) from operations as factors in determining short-term incentive compensation for management, and uses underlying revenues, underlying net income (loss) and underlying earnings (loss) per share as factors in determining long-term incentive compensation for management.
Because CheckFree utilizes underlying financial results in the management of its business and to determine incentive compensation for management, CheckFree believes this supplemental information is useful to investors for their independent evaluation and understanding of the performance of CheckFree’s management and its core business performance. CheckFree’s underlying revenues, underlying income (loss) from operations, underlying net income (loss) and underlying earnings (loss) per share should be considered in addition to, and not as a substitute for, revenues, income (loss) from operations, net income (loss) or earnings (loss) per share or any other amount determined in accordance with GAAP. CheckFree’s measures of underlying revenues, underlying income (loss) from operations, underlying net income (loss) and underlying earnings (loss) per share reflect management’s judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.
Additional Information and Where to Find It
In connection with the proposed merger, Carreker will be filing a proxy statement and relevant documents concerning the transaction with the Securities and Exchange Commission. Investors and security holders of Carreker are urged to read the proxy statement and other relevant documents filed with the SEC when they become available, because they will contain important information. Investors and security holders may obtain free copies of the proxy statement and other documents when they become available by contacting Carreker Investor Relations through the Carreker website at www.carreker.com, or by mail at Carreker Investor Relations, 4055 Valley View Lane, #1000, Dallas, Texas 75244, or by telephone at 972-458-1981. In addition, documents filed with the SEC by Carreker are available free of charge at the Securities and Exchange Commission’s website at http://www.sec.gov.
Carreker and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Carreker in connection with the proposed transaction. Information concerning the special interests of these directors, executive officers and other members of Carreker’s management and employees in the proposed transaction will be included in the proxy statement of Carreker described above. Information regarding Carreker’s directors and executive officers is also available in its Annual Report on Form 10-K for the fiscal year ended January 31, 2006, and in its proxy statement for its 2006 Annual Meeting of Stockholders. These documents are available free of charge at the SEC’s website at www.sec.gov and from Investor Relations at Carreker as described above.

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Forward-Looking Statements
This communication contains forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, particularly those statements regarding the effects of the proposed merger and those preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” or similar expressions. Forward-looking statements relating to expectations about future results or events are based upon information available as of today’s date, and there is no assumed obligation to update any of these statements. The forward-looking statements are not guarantees of future performance, and actual results may vary materially from the results and expectations discussed. For instance, although Carreker and CheckFree have signed an agreement for a subsidiary of CheckFree to merge with and into Carreker, there is no assurance that they will complete the proposed merger. The merger agreement will terminate if the companies do not receive necessary approval of Carreker’s stockholders or government approvals or if either Carreker or CheckFree fail to satisfy other conditions to closing. Other risks and uncertainties to which the companies are subject are discussed in the companies’ reports filed with the Securities and Exchange Commission (the “SEC”) under the caption Risk Factors and elsewhere, including, without limitation, CheckFree’s Annual Report on Form 10-K for the year ended June 30, 2006 (filed September 8, 2006) and Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 (filed November 8, 2006), and Carreker’s Annual Report on Form 10-K for the year ended January 31, 2006 (filed May 2, 2006) and subsequent Quarterly Reports on Form 10-Q. Copies of CheckFree’s and Carreker’s filings with the SEC can be obtained on their websites, or at the SEC’s website at www.sec.gov. One or more of these factors have affected, and could affect CheckFree’s and Carreker’s business and financial results in future periods, and could cause actual results and issues related to the merger transaction to differ materially from plans and projections. Any forward-looking statement is qualified by reference to these risks, uncertainties and factors. Forward-looking statements speak only as of the date of the documents in which they are made. These risks, uncertainties and factors are not exclusive, and CheckFree and Carreker undertake no obligation to publicly update or review any forward-looking statements to reflect events or circumstances that may arise after the date of this release, except as required by law.
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Contacts:	Media:	Investors:
	CheckFree Corporation	CheckFree Corporation
	Judy DeRango Wicks	Tina Moore
	678-375-1595	678-375-1278
	jdwicks@checkfree.com	tmoore@checkfree.com

	Carreker Corporation	Carreker Corporation
	Dennis Watson	Gary Samberson
	972-371-1587	972-371-1590
	dwatson@carreker.com	gsamberson@carreker.com